Exhibit 6.6

February 16, 2016

Via Electronic Mail

Holosfind S.A.

21 rue de la Paix, 75002

Paris, France

Attn: Sylvain Bellaiche

Digital Social Retail, Inc.

1040 First Avenue, Suite 343

New York, NY 10022

Attn: Sylvain Bellaiche

Re: Amendment to the Forbearance Agreement (the “Amendment”)

Gentlemen:

Reference is made to that certain Forbearance Agreement, dated October 31, 2016 (the “Forbearance Agreement”), by and among Holosfind S.A. (the “Company”), Digital Social Retail, Inc. (“DSR”), and MG Partners II Ltd. (“MGP II”). Pursuant to the Forbearance Agreement, MGP II agreed to forbear the rights it is entitled to exercise under the Investment Agreement, Pledge Agreement, and any and all transaction documents relating to the Investment Agreement and the Pledge Agreement until March 31, 2017. In consideration for such forbearance, DSR, among other things, agreed to provide MGP II with evidence of a filed public registration statement for the registration of DSR’s Common Stock with the SEC on or before December 15, 2016 (“DSR’s Filed Registration Statement”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Forbearance Agreement.

Pursuant to recent conversations between the parties, the parties now wish to amend the terms of the Agreement in order to extend the deadline for DSR’s Filed Registration Statement in accordance with the following terms:

The parties hereby agree that DSR shall provide MGP II with evidence of DSR’s Filed Registration Statement on or before January 15, 2017.

Except as expressly set forth herein, all of the terms and conditions of the Investment Agreement, the Pledge Agreement, the Forbearance Agreement, and any and all transaction documents related thereto remain unchanged and are in full force and effect. This Amendment may not be modified or amended except pursuant to a further written agreement signed by the party to be charged therewith.

Kindly confirm your agreement with the above by signing in the space indicated below and by PDFing a partially executed copy of this letter to the undersigned, and which may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.

[Signature pages follow]

Very truly yours,

MG PARTNERS II LTD.

By:	/s/ James Keyes
Name: James Keyes
Title: Director

MG PARTNERS II LTD.

By:	/s/ Joshua Sason
Name: Joshua Sason
Title: Director

Acknowledged, Confirmed and Agreed To:

HOLOSFIND, S.A.

By:	/s/ Sylvain Bellaiche
Name: Sylvain Bellaiche
Title: President, a duly authorized representative of the above entity

DIGITAL SOCIAL RETAIL, INC.

By:	/s/ Sylvain Bellaiche
Name: Sylvain Bellaiche
Title: CEO, a duly authorized representative of the above entity